EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev,  Inc.
Poway,  CA


            We consent to the inclusion in this Post Effective Amendment No. 1 to Form SB-2 of SpaceDev, Inc. (333-131778) of our report dated February 10, 2005, relating to the consolidated financial statements of SpaceDev, Inc. for the years ended December 31, 2005 and 2004. We also consent to the inclusion in this Post Effective Amendment No. 1 to Form SB-2 (333-131778) of Starsys Research Corporation of our report dated March 3, 2006, relating to the financial statements of Starsys Research Corporation for the year ended December 31, 2005.

San  Diego,  California                          /s/ PKF
June  7,  2006                                   PKF
                                                 Certified  Public  Accountants
                                                 A  Professional  Corporation